Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

Innophos Enters into Definitive Agreement to Be Acquired by One Rock Capital Partners

for $32.00 per Share

Announces Preliminary Q3 2019 Results

CRANBURY, New Jersey – (October 21, 2019) – Innophos Holdings, Inc. (“Innophos” or the “Company”) (NASDAQ:IPHS), a leading international producer of essential ingredients, today announced that it has entered into a definitive agreement with an affiliate of One Rock Capital Partners, LLC (“One Rock”), a leading middle-market private equity firm, whereby One Rock will acquire all of Innophos’ outstanding shares for $32.00 per share in cash in a transaction valued at approximately $932 million, including the assumption of debt. The transaction has been unanimously approved by Innophos’ Board of Directors.

The offer price represents an 18% premium to the 30-trading day volume-weighted average closing share price of Innophos’ common stock ended September 9, 2019, the last trading day prior to published market speculation regarding a potential transaction involving the Company.

“After careful consideration and a thorough review of our strategic alternatives, including an outreach program to multiple potential financial and strategic partners over several months, the Board determined that a sale to One Rock is in the best interest of all of our stakeholders,” said Innophos Chairman, President and Chief Executive Officer Kim Ann Mink. “We remain confident that our transformational strategy is the right path forward for Innophos; however, executing on this strategy in an increasingly volatile macroeconomic and complex financial environment as a small-cap public company remains challenging and could take longer than initially expected. While we believe our long-term goals are achievable, we believe that the offer from One Rock is in the best interest of our stockholders as it will deliver immediate and certain value. We believe this transaction represents a winning proposition for all of our stakeholders, including our employees and customers.”

Tony W. Lee, Managing Partner of One Rock, commented, “Innophos’ innovative ingredient solutions are used by world-leading brands across a wide range of attractive food, health, nutrition and industrial markets. The Company has a strong foundation and a transformative growth strategy. In drawing upon One Rock’s extensive experience, part of our goal is to maximize Innophos’ growth potential by continuing to expand its presence in high-growth food, health and nutrition markets, while further strengthening and optimizing its cash-generative core business. We look forward to working with Innophos to accomplish these goals and position the Company for continued success.”

The definitive agreement includes a 30-day “go-shop” period, commencing immediately, during which Innophos, with the assistance of its legal and financial advisors, will solicit alternative acquisition proposals and potentially enter into negotiations with respect to alternative proposals. There can be no assurance that this process will result in a superior proposal or that any other transaction will be approved or completed. Innophos does not expect to disclose developments with respect to the solicitation process unless and until the Board makes a determination requiring further disclosure.

Under the terms of the definitive agreement, the Company has suspended the payment of all dividends.

The transaction will be financed through a combination of committed equity financing provided by affiliates of One Rock, as well as committed debt financing from several financial institutions.

The closing of the transaction is expected to occur in the first quarter of 2020, subject to stockholder and regulatory approvals and the satisfaction of customary closing conditions. Upon the completion of the transaction, Innophos will become a privately held company and shares of Innophos’ common stock will no longer be listed on any public market.

Lazard is acting as exclusive financial advisor to Innophos, and Baker Botts LLP is acting as its legal counsel. Latham & Watkins LLP is acting as legal counsel to One Rock, and RBC Capital Markets, LLC is acting as its financial advisor with respect to the transaction.

Preliminary Q3 2019 Results

Innophos is announcing preliminary Q3 2019 financial results with expectations for revenue of approximately $190 million, net income of $6 - $7 million, EBITDA of $24 - $25 million, and Adjusted EBITDA of $29 - $30 million. These results are preliminary in nature, based upon information available to the Company as of the date of this release and are subject to further changes upon completion of the Company’s standard closing procedures. This update has not been reviewed or verified by the Company’s independent auditors.

Innophos plans to announce Q3 2019 financial results the week of November 4, 2019. Given the pending transaction, the Company will not host a Q3 2019 earnings call.

Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures in this news release are utilized by management to compare Innophos’ operating performance on a consistent basis. Management believes that these financial measures enhance the overall understanding of the Company’s underlying operating performance trends compared with historical periods. Non-GAAP financial measures should not be considered as a substitute for financial information calculated in accordance with GAAP. The company has not included a GAAP reconciliation of its preliminary Adjusted EBITDA to net income because such reconciliation could not be produced without unreasonable effort. The company will provide a full GAAP reconciliation of final Adjusted EBITDA when it reports its full third quarter 2019 results.

About Innophos

Innophos is a leading international producer of essential ingredients. We partner with world-leading health & nutrition, food & beverage and industrial brands to create science-based solutions that improve quality of life. Our knowledgeable teams apply science to unlock the potential that lies within the blends and formulations that we deliver. Forward-thinking and people-centric at heart, we execute with purpose and efficiency to create value in everything we do. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com ‘IPHS-G’

SOURCE Innophos Holdings, Inc.

About One Rock Capital Partners, LLC

One Rock makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced Operating Partners to identify, acquire and enhance businesses in select industries. The involvement of these Operating Partners affords One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. For more information, visit www.onerockcapital.com.

Forward-Looking Statements

This news release includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Innophos, stockholder and regulatory approvals, the possibility alternative transaction acquisition proposals may be made, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive agreement, the expected timetable for completing the proposed transaction and any other statements regarding Innophos’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of Innophos stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time by transaction-related issues. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed periodic reports and in other filings made by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. Innophos cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and Innophos does not undertake to update any forward-looking statements contained herein.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant materials concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://www.innophos.com) under the tab “Investor Relations,” then under the heading “Financials”

and then under “SEC Filings.” In addition, investors and stockholders may obtain free copies of these documents from the Company by directing a request to Investor Relations, Phone: 1-609-366-1204. Media inquiries can be directed to Ryan Flaim at Sharon Merrill Associates, Phone: 617-542-5300. Media inquiries related to One Rock specifically can be directed to Gasthalter & Co., Phone 212-257-4170.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the directors and executive officers of the Company is available in its definitive proxy statement for its 2019 annual meeting, filed with the SEC on April 8, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.

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